SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 29, 2017
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(Date of Report)

ALANCO TECHNOLOGIES, INC.
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(Exact name of Registrant as specified in its charter)

0-9437
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(Commission File No.)

ARIZONA                        86-0220694
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(State or other jurisdiction)    (IRS Employer Identification No.)

7950 E. ACOMA DRIVE, SUITE 111, SCOTTSDALE, ARIZONA  85260
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(Address of Principal Executive Office)       (Zip Code)

(480) 607-1010
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  ) Written communication pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

(  ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

(  ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

(  ) Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

The Company has determined that it is unable to continue operations under its Alanco Energy Services, Inc. subsidiary, including operation of the produced water disposal facility known as the Deer Creek water disposal facility, and pursuance of permitting for additional energy industry disposal facilities located at its Indian Mesa property, both located in the Grand Junction, Colorado area.  The Company anticipates liquidation of the properties and the Company anticipates that equity in the facilities and properties will be impaired in the approximate amount of $1,5000,000 with respect to the Deer Creek facility and $870,000 with respect to the Indian Mesa property.  Because of the corporate structure of the subsidiary, it is not anticipated that the Company will have ongoing liabilities from the discontinued operations of the subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of September 29, 2017, Danielle Haney resigned as Chief Financial Officer of the Company.

Item 8.01  Other Events.

Due to the Company ceasing operations in its Alanco Energy Services subsidiary, the Company has no other operations and has not determined whether other opportunities will be pursued.  The remaining assets of the Company are negligible.

Correspondence should be directed to Steven P. Oman, Esq., Provident Law, PLLC, 14646 N. Kierland Blvd., Suite 260, Scottsdale, AZ 85254 Email: steve@providentlawyers.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Alanco Technologies, Inc.

 By:  /s/ Steven P. Oman
  Name: Steven P. Oman
  Title:   Director, President & Chief Executive Officer

Date: September 29, 2017